Exhibit 99.1

FG Nexus Initiates $200 Million Share Buyback Program

Charlotte, NC – October 20, 2025 – FG Nexus (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”) today announced that it plans to initiate its previously announced Board-approved $200 million share repurchase program and is entering into an agreement with ThinkEquity to immediately begin buyback purchases. The Company will seek to purchase shares for less than Net Asset Value per share, which is currently estimated to be approximately $5.10 per share as of October 20, 2025.

“If the market is going to give us the opportunity to buy our own shares at a discount to our ETH value per share, we are going to take that opportunity and buy ETH at a discount. Buying back stock at current levels is not only accretive to our net asset value per share, it’s the right thing to do for shareholders. The initiation of our Share Repurchase Program reflects our confidence in FG Nexus’ ETH treasury strategy and our dedication to delivering long-term shareholder value,” said Kyle Cerminara, CEO of FG Nexus. “By purchasing below our Net Asset Value, we are taking immediate action to capitalize on what we believe represents an attractive opportunity.”

ThinkEquity will make its rule 10b-18 purchases (as defined in Rule 10b-18 of the Securities Exchange Act of 1934) in accordance with the following parameters- up to 25% of the daily trading volume while the stock trades below $5.00 per share.

The timing and amount of repurchases under the Share Repurchase Program will depend on a variety of factors, including market conditions, the Company’s financial performance, and other investment opportunities. The Company is under no obligation to repurchase any specific number of shares, and the Share Repurchase Program may be suspended, modified, or discontinued at any time.

FG Nexus affirms that it has will not utilize its At-the-Market (“ATM”) facility while trading below NAV, as doing so would be dilutive on an ETH per share basis. If market conditions change, however, the Company reserves the right to utilize the ATM facility in an accretive manner for the benefit of the stockholders.

About FG Nexus

FG Nexus Inc. (Nasdaq: FGNX, FGNXP), (the “Company”), is on the Ethereum Standard, and singularly focused on becoming the largest corporate holder of ETH in the world by an order of magnitude. In order to enhance our ETH YIELD, the Company will stake and intends to implement other yield strategies while serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io